EXHIBIT I

                                   JOINT FILING AGREEMENT
                                   ----------------------

               Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly, pursuant to 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended on behalf of each of them.


               Dated: February 12, 2001

               AXA Financial, Inc.

               BY:  /s/ Alvin H. Fenichel
                  -------------------------
                  Alvin H. Fenichel
                  Senior Vice President
                  and Controller


               AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Conseil Vie Assurance Mutuelle; AXA Courtage Assurance Mutuelle, as a group, and AXA

               Signed on behalf of each of the above entities

               BY:      /s/ Alvin H. Fenichel
                  -----------------------------------------
                  Alvin H. Fenichel
                  Attorney-in-Fact
                  (Executed pursuant to Powers of Attorney)